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                                                                   EXHIBIT 10.17



                 FOURTH AMENDMENT TO LETTER OF CREDIT AGREEMENT


         THIS FOURTH AMENDMENT TO LETTER OF CREDIT AGREEMENT (this "Amendment") is made and entered into as of December 1, 1996 by and between INNOVATIVE GAMING, INC., a Nevada corporation and successor by merger to Innovative Gaming, Inc., a Minnesota corporation (collectively, the "Borrower") and FIRST BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

                                    RECITALS

         1. The Bank and the Borrower have entered. into a Letter of Credit Agreement dated as of October 26, 1993, as amended by that Amendment to Letter of Credit Agreement dated as of October 28, 1993, by that Second Amendment to Letter of Credit Agreement dated as of October 31, 1994 and by that Third Amendment to Letter of Credit Agreement and Amendment to Pledge Agreement dated as of November 22, 1995 (as amended, the "Credit Agreement");

         2. The obligations and indebtedness of the Borrower to the Bank are secured, inter alia, by that Pledge Agreement dated as of October 26, 1993 by the Borrower in favor of the Bank, as amended by that Third Amendment to Letter of Credit Agreement and Amendment to Pledge Agreement dated as of November 22, 1995 (as amended, the "Pledge Agreement"); and

         3. The Borrower has requested the Bank to amend certain provisions of the Credit Agreement and the Bank has agreed to do so, subject to the terms and conditions set forth in this Amendment.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

         Section 1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

         Section 2. Amendment to Credit Agreement. The Credit Agreement is hereby amended as follows:

                  2.1 Definitions. Section 1.1 of the Credit Agreement is amended by amending the definitions of "Commitment Amount." "Commitment Ending Date" and "Maturity Date" in their entireties as follows:

                  "Commitment Amount": $900,000.00, or such greater amount but only to the extent


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arising from changes in foreign exchange rates for Japanese yen causing the value of the Letters of Credit (if denominated in Japanese yen) in equivalent United States dollars to exceed $900,000.00.

                  "Commitment Ending Date": The earlier of May 13, 1997 and the Termination Date.

                  "Maturity Date": May 13, 1997.

         2.2 Letters of Credit Commitment. Section 2.1 of the Credit Agreement is amended in its entirety as follows:

                           Section 2.1 Letters of Credit. Upon the terms and
                  subject to the conditions of this Agreement, the Bank agrees to issue Letters of Credit for the account of the Company from time to time between the Closing Date and the Commitment Ending Date in such amounts as the Company shall request up to an aggregate amount at any time outstanding not exceeding $900,000.00; provided that no Letter of Credit will be issued in any amount which, after giving effect to such issuance, would cause Total Outstandings to exceed the Commitment Amount.

         2.3. Commitment Fee. Section 2.9 of the Credit Agreement is amended in its entirety as follows:

                           Section 2.9. Commitment Fee. The Company shall pay to
                  the Bank a commitment fee (the "Commitment Fee") (a) for the period from the Closing Date through November 15, 1995 in the amount of $30,000 per annum, payable in quarterly installments of $7,500 each on each of the Closing Date, January 1, 1994, April 1, 1994, July 1, 1994, October 27, 1994, January 1,
                  1995, April 1, 1995, July 1, 1995; (b) an upfront Commitment Fee for the period of November 22, 1995 through November 30, 1996 in the amount of $5,420; and (c) an upfront Commitment Fee for the period of December 1, 1996 through the Commitment Ending Date in the amount of $9,000. In the event that the Bank agrees to extend the expiration of any Letter of Credit pursuant to Section 2.3, the Company shall pay to the Bank an upfront pro rated fee for the period of such extension, based upon an annual fee equal to one percent (1%) of the Commitment Amount.

         2.4 Section 2.11 of the Credit Agreement is amended in its entirety as follows:

                          Section 2.11 Additional Collateral; Substituted
                  Collateral.

          (a) The Company acknowledges the Letters of Credit may be denominated in Japanese yen rather than United States dollars. If at any time, due to changes in foreign currency exchange rates, the value of the Letters of Credit exceeds, as determined by the Bank in its sole discretion, $900,000, the Company agrees to pledge and deliver additional collateral to the Bank so that the value of collateral pledged pursuant to the Pledge Agreement and in which the Bank has otherwise been granted a security interest in equal to or greater than the value of the Letters of Credit in equivalent United States dollars, as determined by the Bank in its sole discretion.


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          (b) Subject expressly to the provisions of Section 2.11(a) regarding the pledge and delivery of additional collateral on the terms set forth therein, in the event that the Borrower determines to exercise an early withdrawal of the Pledged Certificate of Deposit (as that term is defined in the Pledge Agreement) prior to the earlier of the Commitment Ending Date and the Final Maturity for the Pledged Certificate of Deposit (as set forth in Schedule I to the Pledge Agreement), the Bank shall allow the Borrower to substitute for the Pledged Certificate of Deposit cash or other cash equivalents satisfactory to the Bank in its sole discretion, in an amount equal to the greater of $900,000 or such amount as may be required by the Bank to be pledged and delivered to the Bank pursuant to Section 2.11(a), as Collateral for the Obligations (as those terms are defined in the Pledge Agreement).

         Section 3. Effectiveness of Amendments. The amendments contained in this Amendment shall become effective upon delivery to the Bank of, and compliance by the Borrower with, the following:

                  3.1 This Amendment, duly executed by the Borrower;

                  3.2 The Consent of the Guarantor in the form of Exhibit A hereto, duly executed by the Guarantor;

                  3.3 A certificate by the Secretary or Assistant Secretary of the Borrower (i) certifying as to a copy of its Board of Directors' resolution on which the Borrower's authority to execute, deliver and perform this Amendment is based, (ii) certifying the bylaws of the Borrower and attaching thereto true and correct copies of the Articles of Incorporation and Articles of Merger and Plan of Merger of the Borrower, certified as true and correct by the Nevada Secretary of State, and of the Code of Bylaws of the Borrower, and (iii) identifying each officer of the Borrower authorized to execute this Amendment and certifying as to the specimens of such officer's signature and such officer's incumbency in such offices as such officer holds;

                  3.4 A Certificate of Existences with Status in Good Standing, issued by the Nevada Secretary of State; and

                  3.5 The Borrower shall have satisfied such other conditions as reasonably specified by the Bank or counsel to the Bank.

         Section 4. Representations: No Default. The Borrower hereby represents and warrants that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they are true and correct as of such earlier date, and (b) there will exist on such date no Default or Event of Default which has not been waived by the Bank. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into this Amendment, and has duly authorized as appropriate the execution and delivery of this Amendment by proper corporate action, and neither this Amendment nor the agreements contained herein contravene or constitute a default under any agreement, instrument or indenture to which the Borrower is a party or a signatory or a provision of the Borrower's articles of incorporation, bylaws or any other agreement or requirement of law or result in the imposition of any Lien on any of its property


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under any agreement binding on or applicable to the Borrower or any of its property except, if any, in favor of the Bank. The Borrower represents and warrants that no consent, approval or authorization of or registration or declaration with any person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Borrower of this Amendment or the performance of obligations of the Borrower herein described. The Borrower represents and warrants that this Amendment is the legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms. The Borrower warrants that no events have taken place and no circumstances exist at the date hereof which would give the Borrower any basis to assert a defense, offset or counterclaim to any claim of the Bank as to the obligations under the Credit Agreement.

         Section 5. Affirmation, Further References. The Bank and the Borrower each acknowledge and affirm that the Credit Agreement and Pledge Agreement, as hereby amended, are hereby ratified and confirmed in all respects, that all terms, conditions and provisions of the Credit Agreement and Pledge Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect, and that the Credit Agreement, as hereby amended, continues to be secured by the Pledge Agreement, as hereby amended. All references in any document or instrument to the Credit Agreement and the Pledge Agreement are hereby amended and shall refer to the Credit Agreement and the Pledge Agreement, respectively, as amended by this Amendment. All references in the Credit Agreement to the "Borrower" and all references in the Pledge Agreement to the "Pledgor" shall, from and after April 10, 1996 be to Innovative Gaming, Inc., a Nevada corporation and successor by merger to Innovative Gaming, Inc., a
         Minnesota corporation, pursuant to those Articles of Merger and Plan of Merger dated and effective as of April 10, 1996.

         Section 6. Merger and Integration. Superseding Effect. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes and has merged into it all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment shall control with respect to the specific subjects hereof.

         Section 7. Legal Expenses. As provided in Section 8.2 of the Credit Agreement, the Borrower agrees to reimburse the Bank upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys fees and legal expenses of Dorsey & Whitney, counsel for the Bank) incurred in connection with the negotiation or preparation of this Amendment and all other documents negotiated and prepared in connection with this Amendment and the Borrower agrees to reimburse the Bank upon demand for all other reasonable expenses, including attorneys' fees incurred as a result of or in connection with the enforcement of the Credit Agreement as amended hereby, and including without limitation, all expenses of collection of any loans made or to be made under the Credit Agreement as amended hereby.


         Section 8. Severabilitv. Each provision of this Amendment and any other statement, instrument or transactions contemplated hereby or relating hereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder


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of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any such jurisdiction.

         Section 9. Successors. This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Borrower and the Bank.

         Section 10. Headings. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

         Section 11. Counterparts. This Amendment may be executed in several counterparts, all or any of which shall be regarded as one and the same document and either party to this Amendment may execute this Amendment by executing a counterpart of this Amendment.

         SECTION 12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AMENDMENT TO BE EXECUTED AS OF THE DATE AND year first above written.

                             INNOVATIVE GAMING, INC.

                                   By: S. Shackelton

                                   Its: CFO

                                   FIRST BANK NATIONAL ASSOCIATION


                                   By:     Kristin Klein

                                   Its:    Business Banking Officer




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                                                EXHIBIT A TO FOURTH AMENDMENT TO
                                                      LETTER OF CREDIT AGREEMENT


                       CONSENT AND AGREEMENT BY GUARANTOR

          This Consent and Agreement by Guarantor ("Consent") is made by INNOVATIVE GAMING CORPORATION OF AMERICA, a Minnesota corporation (hereinafter "Guarantor"), in favor of FIRST BANK NATIONAL ASSOCIATION, a national banking association ("Bank") and is dated as of December 1, 1996.

          WHEREAS, Guarantor executed a Guaranty ("Guaranty") in favor of the Bank and dated as of October 26, 1993 by which Guarantor guaranteed the obligations of INNOVATIVE GAMING, INC., a Minnesota corporation (the "Borrower") under that certain Letter of Credit Agreement dated as of October 26, 1993 by and between the Borrower and the Bank, as amended by an Amendment to Letter of Credit Agreement dated as of October 28, 1993, a Second Amendment to Letter of Credit Agreement dated as of October 31, 1994 and a Third Amendment to Letter of Credit Agreement and Amendment to Pledge Agreement dated as of November 22, 1995 (as amended, the "Credit Agreement");

          WHEREAS, the Borrower desires to amend the Credit Agreement to extend the Borrower's right to obtain letters of credit under the Credit Agreement;

          WHEREAS, Guarantor desires to consent to such amendments; and

          WHEREAS, the Bank has refused to execute a Fourth Amendment to Letter of Credit Agreement of even date herewith unless Guarantor executes this Consent,

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Bank at its option to amend certain provisions of the Credit Agreement, and in consideration of its doing so, the undersigned, INNOVATING GAMING CORPORATION OF AMERICA, as primary obligor, hereby acknowledges and consents to the amendments to the Credit Agreement as provided under the Fourth Amendment to Letter of Credit Agreement, and agrees that all obligations of the Borrower under the Credit Agreement as amended by the Fourth Amendment to Letter of Credit Agreement are subject to the Guaranty without any further amendment thereto.

          Guarantor acknowledges that it has received a copy of the Fourth Amendment to Letter of Credit Agreement executed by the Borrower.

          Guarantor further acknowledges and agrees that this Consent shall not in any way extinguish any of the obligations of the Guarantor under the Guaranty, which obligations shall continue and shall not in any circumstances be terminated, extinguished or discharged hereby, but the terms of such Guaranty continue in full force and effect except as otherwise provided for by this Consent.
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IN WITNESS WHEREOF, this Consent has been duly executed by the undersigned the day and year first above written.

                                     INNOVATIVE GAMING
                                       CORPORATION OF AMERICA


                                     By

                                     Its __________________________________